                                                                    EXHIBIT 12.1

                            STERLING CHEMICALS, INC.
                            COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

                                                                  SIX MONTHS
                                                                 ENDED MARCH
                                YEAR ENDED SEPTEMBER 30,             31,
                             ----------------------------------  -------------
                             1991   1992   1993   1994    1995    1995   1996
                             -----  -----  -----  -----  ------  ------  -----
Earnings:
  Income (loss) from
   continuing operations
   before income taxes...... $54.5  $ 9.2  $(7.0) $28.2  $228.1  $115.7  $29.2
  Add:
    Interest and fixed
     charges................   6.2    8.5   22.5   22.2    17.1    11.9    3.7
    Portion of rent
     representative of an
     interest factor........   1.3    1.4    2.2    2.3     2.8     1.4    1.7
                             -----  -----  -----  -----  ------  ------  -----
  Total earnings available
   for fixed charges........ $62.0  $19.1  $17.7  $52.7  $248.0  $129.0  $34.6
                             =====  =====  =====  =====  ======  ======  =====
Fixed Charges:
  Interest and fixed
   charges.................. $ 6.2  $ 8.5  $22.5  $22.2  $ 17.1  $ 11.9  $ 3.7
  Portion of rent
   representative of an
   interest factor..........   1.3    1.4    2.2    2.3     2.8     1.4    1.7
  Capitalized interest......   1.2     .9     .3     .1     1.0      .3    1.3
                             -----  -----  -----  -----  ------  ------  -----
  Total fixed charges....... $ 8.7  $10.8  $25.0  $24.6  $ 20.9  $ 13.6  $ 6.7
                             =====  =====  =====  =====  ======  ======  =====
Ratio of earnings to fixed
 charges....................   7.1x   1.8x    --    2.1x   11.9x    9.5x   5.2x
                             =====  =====  =====  =====  ======  ======  =====
Deficiency of earnings to
 cover fixed charges........    --     --  $ 7.3     --      --      --     --
                             =====  =====  =====  =====  ======  ======  =====